UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2019

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective on June 14, 2019, the Compensation Committee of the Board of Directors of Monaker Group, Inc. (the “Company”, “we” and “us”) approved a bonus to be paid to Mr. William Kerby, the Chief Executive Officer of the Company (which bonus was ratified by the Board of Directors), equal to 40% of his base salary ($400,000 or a bonus of $160,000 (the “Bonus”)), for his efforts and actions on behalf of the Company during fiscal 2019. The Bonus, in the option of Mr. Kerby, exercisable at any time prior to June 30, 2019, may be paid:

(a)

in shares of the Company’s common stock (the “Stock Bonus Option” and the “Option Shares”). In the event that Mr. Kerby desires to exercise the Stock Bonus Option, he is required to provide written notice to the Company, and the Company will, subject to availability under the Monaker Group, Inc. 2017 Equity Incentive Plan (the “Plan”), grant such Option Shares under the Plan, based on a value per Option Share equal to the closing sales price for the Company’s common stock on the Nasdaq Capital Market on June 14, 2019 ($3.20 per share); or

(b)

by way of the transfer/assignment from the Company to Mr. Kerby of shares of common stock held by the Company of (i) Verus International, Inc. (OTC Pink:VRUS)(“Verus”); (ii) Recruiter.com Group, Inc. (OTCQB:RCRT); and/or (iii) Bettwork Industries Inc. (OTC Pink:BETW)(collectively, the “Subsidiaries” and the “Subsidiary Option”). In the event that Mr. Kerby desires to exercise the Subsidiary Option, he is required to provide written notice to the Company, and the Company will take actions to transfer ownership of such amount of the common stock of the applicable Subsidiaries to Mr. Kerby equal in value to the Bonus, based on a value per share of the Subsidiaries common stock (as applicable) equal to the average of the closing sales prices for each applicable Subsidiary’s common stock on the last five trading days prior to, and not including, the date the notice to exercise the Subsidiary Option has been received by the Company.

Effective on June 17, 2019, Mr. Kerby exercised the Stock Bonus Option as to $41,000 of the amount owed in connection with the Bonus. In connection with such exercise the Company will issue him 12,812 shares of common stock under the Plan. Also effective on June 17, 2019, Mr. Kerby provided notice to the Company of the exercise of the Subsidiary Option, pursuant to which Mr. Kerby has requested that $119,000 of the Bonus be paid in shares of Verus’ common stock and as such, the Company plans to transfer ownership of 5,042,373 shares of Verus’ common stock (based on an average five day closing price of $0.0236 per share) to Mr. Kerby, to satisfy the Bonus following the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: June 17, 2019	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer